EXHIBIT 32


      STATEMENT REQUIRED BY 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

          Pursuant to 18 U.S.C. ss.1350, the undersigned officer of NYSE Group, Inc. (the "Company"), hereby certifies that, to such officer's knowledge, the quarterly report on Form 10-Q of the Company for the fiscal quarter ended September 30, 2005 (the "Report"), fully complies with the requirements of
Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and that information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.





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Date:  December 19, 2005                    /s/ John A. Thain
                                            --------------------------
                                            John A. Thain
                                            Chief Executive Officer and Director
                                            (Principal Executive Officer)
                                            NYSE Group, Inc.

Date:  December 19, 2005                    /s/ Nelson Chai
                                            --------------------------
                                            Nelson Chai
                                            Executive Vice President and
                                            Chief Financial Officer
                                            (Principal Financial Officer)
                                            NYSE Group, Inc.




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The foregoing certification is being furnished solely pursuant to 18 U.S.C. ss.
1350 and is not being filed as part of the Report or as a separate disclosure document.

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.